Exhibit 99.1

Hertz Global Holdings Reports
Fourth Quarter and Full-Year 2018 Financial Results
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ESTERO, Fla, February 25, 2019 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its fourth quarter and year ended December 31, 2018.

•	Total revenue increased 10% for the fourth quarter, 8% for the full year

•	Continued U.S. RAC improvement in pricing, volume and utilization year over year

•	U.S. RAC Net Depreciation Per Unit Per Month decreased 15% for the fourth quarter, 16% for the full year

•	Net loss attributable to Hertz Global was $101 million for the fourth quarter, $225 million for the full year

•	Adjusted Corporate EBITDA increased to $49 million for the fourth quarter, $433 million for the full year

"We finished 2018 strong, delivering improvements in rental price, volume, utilization and fleet costs for the full year as a result of targeted strategies, disciplined execution and well-placed investments,” said Kathryn V. Marinello, President and Chief Executive Officer of Hertz Global. “We have tremendous momentum as we move into 2019 and will focus on continued revenue growth as well as productivity to drive margin expansion, while also launching our technology transformation this year."

For the fourth quarter 2018, total revenues were $2.3 billion, a 10% increase versus the fourth quarter 2017. Net loss attributable to Hertz Global was $101 million, or $1.20 loss per diluted share, compared with net income attributable to Hertz Global of $616 million during the fourth quarter 2017, or $7.42 per diluted share, which included a one-time benefit of $679 million, or $8.18 per diluted share, related to U.S. tax reform. The Company reported Adjusted Net Loss for the fourth quarter 2018 of $46 million, or $0.55 Adjusted Diluted Loss Per Share, compared with $64 million, or $0.77 Adjusted Diluted Loss Per Share which excludes the one-time tax benefit, for the same period last year. Adjusted Corporate EBITDA for the fourth quarter 2018 was $49 million, compared to $21 million in the same period last year.

For the full-year 2018, total revenues were $9.5 billion, an 8% increase versus 2017. Net loss attributable to Hertz Global was $225 million, or $2.68 loss per diluted share compared with net income attributable to Hertz Global of $327 million, or $3.94 per diluted share, in 2017, which included a one-time benefit of $679 million, or $8.18 per diluted share, related to U.S. tax reform. The Company reported Adjusted Net Loss for 2018 of $14 million, or $0.17 Adjusted Diluted Loss Per Share compared with $132 million, or $1.59 Adjusted Diluted Loss Per Share for 2017. Adjusted Corporate EBITDA for 2018 was $433 million versus $267 million for 2017.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total revenues	$1,575	$1,437	10%
Depreciation of revenue earning vehicles and lease charges, net	$383	$426	(10)%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$1,120	$1,003	12%
DOE and SG&A as a percentage of total revenues	71%	70%	130	bps
Income (loss) before income taxes	$40	$(24)	NM

Adjusted Pre-tax Income (Loss)	$63	$7	800%
Adjusted Pre-tax Margin	4%	—%	350	bps

Adjusted Corporate EBITDA	$48	$10	380%
Adjusted Corporate EBITDA Margin	3%	1%	240	bps

Average Vehicles (in whole units)	498,100	470,800	6%
Vehicle Utilization	81%	81%	10	bps
Transaction Days (in thousands)	37,036	34,958	6%
Total RPD (in whole dollars)	$41.88	$40.53	3%
Total RPU Per Month (in whole dollars)	$1,038	$1,003	3%
Net Depreciation Per Unit Per Month (in whole dollars)	$256	$302	(15)%

NM - Not Meaningful

Total U.S. RAC revenues increased 10% compared to the fourth quarter of 2017. The core rental revenue, which excludes rentals to transportation network company drivers ("TNC"), generated 7% growth. Transaction Days for the core rental fleet increased by 2% year-over-year primarily driven by growth in rentals to corporate, insurance replacement and retail leisure customers. Pricing, as measured by Total Revenue Per Day (Total RPD), for the core rental fleet increased 4% in the quarter, and increased 6% when excluding ancillary revenue, driven by growth in our highest-profit leisure categories. TNC rentals generated higher volume and pricing in the quarter.

The Company grew its fleet to meet expansion in its TNC business, where average units increased 76% to 38,000 vehicles, and to address increasing demand in its corporate and retail leisure segments. Utilization improved slightly during the quarter. As a result, Total RPU, an important measure of asset efficiency, increased 3%.

Net Depreciation Per Unit Per Month decreased 15% as a result of favorable vehicle acquisition prices, stronger residual values and an increase in the number of vehicle dispositions through the Company's higher-return retail and dealer direct sales channels year over year.

Adjusted Corporate EBITDA significantly improved to $48 million in the fourth quarter driven by higher revenue and lower vehicle depreciation.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total revenues	$487	$487	—%
Depreciation of revenue earning vehicles and lease charges, net	$106	$105	1%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$361	$365	(1)%
DOE and SG&A as a percentage of total revenues	74%	75%	(80)	bps
Income (loss) before income taxes	$(2)	$(4)	(50)%

Adjusted Pre-tax Income (Loss)	$2	$4	(50)%
Adjusted Pre-tax Margin	—%	1%	(40)	bps

Adjusted Corporate EBITDA	$8	$11	(27)%
Adjusted Corporate EBITDA Margin	2%	2%	(60)	bps

Average Vehicles (in whole units)	170,600	163,100	5%
Vehicle Utilization	72%	73%	(60)	bps
Transaction Days (in thousands)	11,342	10,935	4%
Total RPD (in whole dollars)	$44.88	$44.90	—%
Total RPU Per Month (in whole dollars)	$995	$1,003	(1)%
Net Depreciation Per Unit Per Month (in whole dollars)	$215	$217	(1)%

The Company’s International RAC segment revenues were flat year over year, but increased 4% on a constant currency basis. The revenue growth was driven by a 4% increase in Transaction Days reflecting higher demand across all customer segments.

Utilization declined 60-basis points in the fourth quarter year over year as the Company continued to realign its capacity following a soft peak season in the third quarter of 2018.

Net Depreciation Per Unit Per Month decreased 1% driven by favorable vehicle acquisition prices and improved fleet mix.

Adjusted Corporate EBITDA was $8 million, down 27% for the fourth quarter, driven by higher interest expense on vehicle debt.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions)	2018	2017
Total revenues	$232	$167	39%
Depreciation of revenue earning vehicles and lease charges, net	$181	$123	47%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$20	$23	(13)%
DOE and SG&A as a percentage of total revenues	9%	14%	(520)	bps
Income (loss) before income taxes	$24	$16	50%

Adjusted Pre-tax Income (Loss)	$25	$21	19%
Adjusted Pre-tax Margin	11%	13%	(180)	bps

Adjusted Corporate EBITDA	$22	$20	10%
Adjusted Corporate EBITDA Margin	9%	12%	(250)	bps

Average Vehicles (in whole units) - Donlen	188,100	197,800	(5)%

All Other Operations is primarily comprised of the Company's Donlen subsidiary that provides integrated vehicle leasing and fleet management solutions in the U.S. and Canada.

The increase in Donlen revenue was primarily due to an increase in the number of units under sales-type leases versus operating leases in the fourth quarter of 2018 compared to 2017, which also resulted in a corresponding increase in depreciation expense. Average vehicles decreased due to a reduction in non-lease units under maintenance management programs.

(1)
Adjusted Pre-tax Income (Loss), Adjusted Pre-tax Margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP measures. Average Vehicles, Transaction Days, Total RPD, Total RPU and Net Depreciation Per Unit Per Month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its fourth quarter 2018 results will be held on February 26, 2019, at 8:30 a.m. Eastern Time, and can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (800) 230-1059 and providing passcode 463593. Investors are encouraged to dial-in approximately 10 minutes prior to the call.  A web replay will remain available for approximately one year.  A telephone replay will be available one hour following the conclusion of the call for one year at (800) 475-6701 with pass code 463593. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS
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Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 corporate and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to retain customer loyalty and market share; the Company's recognition of previously deferred tax gains on the disposition of revenue earning vehicles; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company's ability to execute a business continuity plan; a major disruption in the Company's communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company's information technology networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company's ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facility, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the adoption of new regulations under the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; risks relating to the Company's deferred tax assets, including the risk of an "ownership change" under the Code; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended December 31,		As a Percentage of Total Revenues		Twelve Months Ended December 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2018	2017	2018	2017	2018	2017	2018	2017
Total revenues	$2,294	$2,091	100%	100%	$9,504	$8,803	100%	100%
Expenses:
Direct vehicle and operating	1,312	1,223	57%	58%	5,355	4,958	56%	56%
Depreciation of revenue earning vehicles and lease charges, net	670	654	29%	31%	2,690	2,798	28%	32%
Selling, general and administrative	251	221	11%	11%	1,017	880	11%	10%
Interest expense, net:
Vehicle	113	88	5%	4%	448	331	5%	4%
Non-vehicle	72	84	3%	4%	291	306	3%	3%
Total interest expense, net	185	172	8%	8%	739	637	8%	7%
Intangible asset impairments	—	—	—%	—%	—	86	—%	1%
Other (income) expense, net	(4)	—	—%	—%	(40)	19	—%	—%
Total expenses	2,414	2,270	105%	109%	9,761	9,378	103%	107%
Income (loss) before income taxes	(120)	(179)	(5)%	(9)%	(257)	(575)	(3)%	(7)%
Income tax (provision) benefit	18	795	1%	38%	30	902	—%	10%
Net income (loss)	(102)	616	(4)%	29%	(227)	327	(2)%	4%
Net (income) loss attributable to noncontrolling interests	1	—	—%	—%	2	—	—%	—%
Net income (loss) attributable to Hertz Global	$(101)	$616	(4)%	29%	$(225)	$327	(2)%	4%
Weighted average number of shares outstanding:
Basic	84	83			84	83
Diluted	84	83			84	83
Earnings (loss) per share:
Basic	$(1.20)	$7.42			$(2.68)	$3.94
Diluted	$(1.20)	$7.42			$(2.68)	$3.94

Adjusted Pre-tax Income (Loss)(a)	$(62)	$(102)			$(19)	$(210)
Adjusted Net Income (Loss)(a)	$(46)	$(64)			$(14)	$(132)
Adjusted Diluted Earnings (Loss) Per Share(a)	$(0.55)	$(0.77)			$(0.17)	$(1.59)
Adjusted Corporate EBITDA(a)	$49	$21			$433	$267

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	As of December 31, 2018	As of December 31, 2017
Cash and cash equivalents	$1,127	$1,072
Total restricted cash	283	432
Revenue earning vehicles, net:
U.S. Rental Car	8,793	7,761
International Rental Car	2,146	2,153
All Other Operations	1,480	1,422
Total revenue earning vehicles, net	12,419	11,336
Total assets	21,382	20,058
Total debt	16,324	14,865
Net Vehicle Debt(a)	11,684	10,079
Net Non-vehicle Debt(a)	3,326	3,402
Total stockholders' equity	1,120	1,520

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Twelve Months Ended December 31,
(In millions)	2018	2017
Cash flows provided by (used in):
Operating activities	$2,556	$2,394
Investing activities	(4,197)	(3,000)
Financing activities	1,561	988
Effect of exchange rate changes	(14)	28
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents(a)	$(94)	$410

Fleet Growth(b)	$215	$144
Adjusted Free Cash Flow(b)	$99	$(336)

(a)
Under recent accounting guidance issued by the Financial Accounting Standards Board, effective January 1, 2018 and applied retrospectively, the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents are required to be presented in the statement of cash flows. Previously only changes in total cash and cash equivalents were presented in the statement of cash flows. As a result, for the twelve months ended December 30, 2017, the net change in cash, cash equivalents, restricted cash and restricted cash equivalents increased by $154 million compared to the amount previously reported.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
	2018	2017			2018	2017
U.S. RAC
Transaction Days (in thousands)	37,036	34,958	6%		149,463	140,382	6%
Total RPD(a)	$41.88	$40.53	3%		$42.67	$42.06	1%
Total RPU Per Month(a)	$1,038	$1,003	3%		$1,049	$1,015	3%
Average Vehicles	498,100	470,800	6%		506,900	484,700	5%
Vehicle Utilization(a)	81%	81%	10	bps	81%	79%	140	bps
Net Depreciation Per Unit Per Month(a)	$256	$302	(15)%		$276	$327	(16)%
Percentage of program vehicles at period end	9%	7%	200	bps	9%	7%	200	bps
Adjusted Pre-tax Income (Loss) (in millions)(b)	$63	$7	800%		$262	$13	NM

International RAC
Transaction Days (in thousands)	11,342	10,935	4%		50,417	50,301	—%
Total RPD(a)	$44.88	$44.90	—%		$45.76	$44.63	3%
Total RPU Per Month(a)	$995	$1,003	(1)%		$1,066	$1,050	2%
Average Vehicles	170,600	163,100	5%		180,400	178,100	1%
Vehicle Utilization(a)	72%	73%	(60)	bps	77%	77%	(80)	bps
Net Depreciation Per Unit Per Month(a)	$215	$217	(1)%		$209	$202	3%
Percentage of program vehicles at period end	37%	34%	290	bps	37%	34%	290	bps
Adjusted Pre-tax Income (Loss) (in millions)(b)	$2	$4	(50)%		$204	$203	—%

All Other Operations
Average Vehicles — Donlen	188,100	197,800	(5)%		188,100	204,300	(8)%
Adjusted Pre-tax Income (Loss) (in millions)(b)	$25	$21	19%		$94	$80	18%
NM - Not meaningful

(a)	See the accompanying calculations of this key metric in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended December 31, 2018					Three Months Ended December 31, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,575	$487	$232	$—	$2,294	$1,437	$487	$167	$—	$2,091
Expenses:
Direct vehicle and operating	998	300	11	3	1,312	901	311	12	(1)	1,223
Depreciation of revenue earning vehicles and lease charges, net	383	106	181	—	670	426	105	123	—	654
Selling, general and administrative	122	61	9	59	251	102	54	11	54	221
Interest expense, net:
Vehicle	75	26	12	—	113	60	20	8	—	88
Non-vehicle	(42)	(1)	(5)	120	72	(28)	1	(3)	114	84
Total interest expense, net	33	25	7	120	185	32	21	5	114	172
Other (income) expense, net	(1)	(3)	—	—	(4)	—	—	—	—	—
Total expenses	1,535	489	208	182	2,414	1,461	491	151	167	2,270
Income (loss) before income taxes	$40	$(2)	$24	$(182)	$(120)	$(24)	$(4)	$16	$(167)	$(179)
Income tax (provision) benefit					18					795
Net income (loss)					$(102)					$616
Net (income) loss attributable to noncontrolling interests					1					—
Net income (loss) attributable to Hertz Global					$(101)					$616

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Twelve Months Ended December 31, 2018					Twelve Months Ended December 31, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$6,480	$2,276	$748	$—	$9,504	$5,994	$2,169	$640	$—	$8,803
Expenses:
Direct vehicle and operating	4,014	1,306	37	(2)	5,355	3,651	1,273	40	(6)	4,958
Depreciation of revenue earning vehicles and lease charges, net	1,678	448	564	—	2,690	1,904	416	478	—	2,798
Selling, general and administrative	466	248	37	266	1,017	392	223	35	230	880
Interest expense, net:
Vehicle	291	114	43	—	448	226	75	30	—	331
Non-vehicle	(147)	(1)	(16)	455	291	(94)	5	(11)	406	306
Total interest expense, net	144	113	27	455	739	132	80	19	406	637
Intangible asset impairments	—	—	—	—	—	86	—	—	—	86
Other (income) expense, net	(7)	(5)	—	(28)	(40)	—	(8)	—	27	19
Total expenses	6,295	2,110	665	691	9,761	6,165	1,984	572	657	9,378
Income (loss) before income taxes	$185	$166	$83	$(691)	$(257)	$(171)	$185	$68	$(657)	$(575)
Income tax (provision) benefit					30					902
Net income (loss)					$(227)					$327
Net (income) loss attributable to noncontrolling interests					2					—
Net income (loss) attributable to Hertz Global					$(225)					$327

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA,
ADJUSTED PRE-TAX INCOME (LOSS), ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited
_______________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31, 2018					Three Months Ended December 31, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(102)					$616
Income tax provision (benefit)					(18)					(795)
Income (loss) before income taxes	$40	$(2)	$24	$(182)	$(120)	$(24)	$(4)	$16	$(167)	$(179)
Depreciation and amortization	421	113	184	4	722	468	114	126	3	711
Interest, net of interest income	33	25	7	120	185	32	21	5	114	172
Gross EBITDA	$494	$136	$215	$(58)	$787	$476	$131	$147	$(50)	$704
Revenue earning vehicle depreciation and lease charges, net	(383)	(106)	(181)	—	(670)	(426)	(105)	(123)	—	(654)
Vehicle debt interest	(75)	(26)	(12)	—	(113)	(60)	(20)	(8)	—	(88)
Vehicle debt-related charges(a)	5	4	1	—	10	6	2	1	—	9
Corporate EBITDA	$41	$8	$23	$(58)	$14	$(4)	$8	$17	$(50)	$(29)
Non-cash stock-based compensation charges(c)(d)	—	1	—	3	4	—	—	—	4	4
Restructuring and restructuring related charges(e)	4	1	2	(1)	6	1	4	—	2	7
Impairment charges and asset write-downs(f)	—	—	—	—	—	—	—	—	2	2
Information technology and finance transformation costs(g)	—	—	—	24	24	1	—	—	13	14
Other items(h)	3	(2)	(3)	3	1	12	(1)	3	9	23
Adjusted Corporate EBITDA	$48	$8	$22	$(29)	$49	$10	$11	$20	$(20)	$21
Non-vehicle depreciation and amortization	(38)	(7)	(3)	(4)	(52)	(42)	(9)	(3)	(3)	(57)
Non-vehicle debt interest, net of interest income	42	1	5	(120)	(72)	28	(1)	3	(114)	(84)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	4	4
Loss on extinguishment of non-vehicle-related debt(b)	—	—	—	—	—	—	—	—	5	5
Non-cash stock-based compensation charges(c)(d)	—	(1)	—	(3)	(4)	—	—	—	(4)	(4)
Acquisition accounting(i)	12	1	1	—	14	11	3	1	2	17
Other(j)	(1)	—	—	—	(1)	—	—	—	(4)	(4)
Adjusted Pre-tax Income (Loss)(k)	$63	$2	$25	$(152)	$(62)	$7	$4	$21	$(134)	$(102)
Income tax (provision) benefit on Adjusted Pre-tax Income (Loss)(l)					16					38
Adjusted Net Income (Loss)					$(46)					$(64)
Weighted average number of diluted shares outstanding					84					83
Adjusted Diluted Earnings (Loss) Per Share					$(0.55)					$(0.77)

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC
RECONCILIATION OF NET INCOME (LOSS) TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA,
ADJUSTED PRE-TAX INCOME (LOSS), ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited _____________________________________________________________________________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2018					Twelve Months Ended December 31, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(227)					$327
Income tax provision (benefit)					(30)					(902)
Income (loss) before income taxes	$185	$166	$83	$(691)	$(257)	$(171)	$185	$68	$(657)	$(575)
Depreciation and amortization	1,837	480	574	17	2,908	2,085	449	489	15	3,038
Interest, net of interest income	144	113	27	455	739	132	80	19	406	637
Gross EBITDA	$2,166	$759	$684	$(219)	$3,390	$2,046	$714	$576	$(236)	$3,100
Revenue earning vehicle depreciation and lease charges, net	(1,678)	(448)	(564)	—	(2,690)	(1,904)	(416)	(478)	—	(2,798)
Vehicle debt interest	(291)	(114)	(43)	—	(448)	(226)	(75)	(30)	—	(331)
Vehicle debt-related charges(a)	22	10	4	—	36	20	8	4	—	32
Loss on extinguishment of vehicle-related debt(b)	2	20	—	—	22	—	—	—	—	—
Corporate EBITDA	$221	$227	$81	$(219)	$310	$(64)	$231	$72	$(236)	$3
Non-cash stock-based compensation charges(c)(d)	—	1	—	13	14	—	—	—	19	19
Restructuring and restructuring related charges(e)	6	4	2	20	32	3	5	—	12	20
Impairment charges and asset write-downs(f)	—	—	—	—	—	86	—	—	32	118
Information technology and finance transformation costs(g)	—	1	—	97	98	1	—	—	67	68
Other items(h)	(1)	(2)	(1)	(17)	(21)	24	(1)	2	14	39
Adjusted Corporate EBITDA	$226	$231	$82	$(106)	$433	$50	$235	$74	$(92)	$267
Non-vehicle depreciation and amortization	(159)	(32)	(10)	(17)	(218)	(181)	(33)	(11)	(15)	(240)
Non-vehicle debt interest, net of interest income	147	1	16	(455)	(291)	94	(5)	11	(406)	(306)
Non-vehicle debt-related charges(a)	—	—	—	14	14	—	—	—	15	15
Loss on extinguishment of non-vehicle-related debt(b)	—	—	—	—	—	—	—	—	13	13
Non-cash stock-based compensation charges(c)(d)	—	(1)	—	(13)	(14)	—	—	—	(19)	(19)
Acquisition accounting(i)	50	5	6	1	62	50	6	6	—	62
Other(j)	(2)	—	—	(3)	(5)	—	—	—	(2)	(2)
Adjusted Pre-tax Income (Loss)(k)	$262	$204	$94	$(579)	$(19)	$13	$203	$80	$(506)	$(210)
Income tax (provision) benefit on Adjusted Pre-tax Income (Loss)(l)					5					78
Adjusted Net Income (Loss)					$(14)					$(132)
Weighted average number of diluted shares outstanding					84					83
Adjusted Diluted Earnings (Loss) Per Share					$(0.17)					$(1.59)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
In 2018, primarily comprised of $20 million of early redemption premium and write-off of deferred financing costs associated with the second quarter redemption of the outstanding 4.375% European Vehicle Notes due January 2019. In 2017, comprised of $6 million of early redemption premium and write-off of deferred financing costs associated with the redemption of the outstanding 4.25% Senior Notes due April 2018 during the second quarter and $7 million write-off of deferred financing costs associated with the termination of commitments under the Senior RCF, primarily during the fourth quarter.

(c)	Stock-based compensation expense is an adjustment for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(d)	For the twelve months ended December 31, 2017, excludes $2 million of stock-based compensation expenditures included in restructuring and restructuring related charges.

(e)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, which are shown separately in the table. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs, legal fees, a net loss contingency of $13.6 million, recorded during the first nine months of 2018, and other expenses related to the previously disclosed accounting review and investigation.

(f)	In 2017, primarily represents a first quarter impairment of $30 million related to an equity method investment and a second quarter impairment of $86 million related to the Dollar Thrifty tradename.

(g)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Represents miscellaneous or non-recurring items, and includes amounts attributable to noncontrolling interests. In 2018, also includes a $20 million gain on marketable securities which was primarily recognized during the first nine months of 2018, and a $6 million legal settlement received in the second quarter related to an oil spill in the Gulf of Mexico in 2010. In 2017, also includes second quarter charges of $5 million relating to PLPD as a result of a terrorist event and net expenses of $16 million recorded in the third quarter resulting from hurricanes, offset by a $6 million gain on the sale of the Company's Brazil Operations and a $4 million return of capital from an equity method investment. Additionally, includes fourth quarter charges of $5 million associated with strategic financings.

(i)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(j)	Comprised of items, other than stock-based compensation, that are adjustments for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(k)	Adjustments by caption to arrive at Adjusted Pre-tax Income (Loss) are as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2018	2017	2018	2017
Direct vehicle and operating	$(15)	$(27)	$(63)	$(93)
Selling, general and administrative	(28)	(26)	(127)	(99)
Interest expense, net:
Vehicle	(10)	(9)	(58)	(32)
Non-vehicle	(4)	(9)	(14)	(28)
Total interest expense, net	(14)	(18)	(72)	(60)
Intangible asset impairments	—	—	—	(86)
Other income (expense), net	—	(6)	26	(27)
Noncontrolling interests	(1)	—	(2)	—
Total adjustments	$(58)	$(77)	$(238)	$(365)

(l)
Derived utilizing a combined statutory rate of 25% and 37% for the quarterly and annual periods ending December 31, 2018 and 2017, respectively, applied to the respective Adjusted Pre-tax Income (Loss).

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited
____________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(8,519)	$(3,171)	$(803)	$(12,493)	$(6,747)	$(3,118)	$(731)	$(10,596)
Proceeds from disposal of revenue earning vehicles	5,527	2,749	176	8,452	4,870	2,600	183	7,653
Net revenue earning vehicles capital expenditures	(2,992)	(422)	(627)	(4,041)	(1,877)	(518)	(548)	(2,943)
Depreciation of revenue earning vehicles, net	1,678	358	510	2,546	1,903	341	478	2,722
Financing activity related to vehicles:
Borrowings	9,457	3,588	964	14,009	8,316	1,455	985	10,756
Payments	(8,179)	(3,411)	(836)	(12,426)	(7,952)	(1,363)	(929)	(10,244)
Restricted cash changes	120	26	(19)	127	(181)	32	2	(147)
Net financing activity related to vehicles	1,398	203	109	1,710	183	124	58	365
Fleet Growth	$84	$139	$(8)	$215	$209	$(53)	$(12)	$144

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31,
(In millions)	2018	2017
Net cash provided by operating activities	$2,556	$2,394
Net change in restricted cash and cash equivalents, vehicle(a)	127	(147)
Revenue earning vehicles expenditures	(12,493)	(10,596)
Proceeds from disposal of revenue earning vehicles	8,452	7,653
Capital asset expenditures, non-vehicle	(177)	(173)
Proceeds from property and other equipment disposed of or to be disposed of	51	21
Proceeds from issuance of vehicle debt	14,009	10,756
Repayments of vehicle debt	(12,426)	(10,244)
Adjusted Free Cash Flow	$99	$(336)

(a)	Amounts presented for the twelve months ended December 31, 2018 and 2017 exclude a $2 million and $4 million non-cash impact of foreign currency exchange rates, respectively.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited
__________________________________________________________________________________________________________

	As of December 31, 2018			As of December 31, 2017
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$11,902	$4,422	$16,324	$10,431	$4,434	$14,865
Add:
Debt issue costs deducted from debt obligations	39	31	70	34	40	74
Less:
Cash and cash equivalents	—	1,127	1,127	—	1,072	1,072
Restricted cash	257	—	257	386	—	386
Net Debt	$11,684	$3,326	$15,010	$10,079	$3,402	$13,481

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$1,575	$1,437			$6,480	$5,994
Ancillary retail vehicle sales revenue	(24)	(20)			(102)	(90)
Total Rental Revenue	$1,551	$1,417			$6,378	$5,904
Transaction Days (in thousands)	37,036	34,958			149,463	140,382
Total RPD (in whole dollars)	$41.88	$40.53	3%		$42.67	$42.06	1%

Total Revenue Per Unit Per Month
Total Rental Revenue	$1,551	$1,417			$6,378	$5,904
Average Vehicles	498,100	470,800			506,900	484,700
Total revenue per unit (in whole dollars)	$3,114	$3,010			$12,582	$12,181
Number of months in period	3	3			12	12
Total RPU Per Month (in whole dollars)	$1,038	$1,003	3%		$1,049	$1,015	3%

Vehicle Utilization
Transaction Days (in thousands)	37,036	34,958			149,463	140,382
Average Vehicles	498,100	470,800			506,900	484,700
Number of days in period	92	92			365	365
Available Car Days (in thousands)	45,825	43,314			185,019	176,916
Vehicle Utilization(a)	81%	81%	10	bps	81%	79%	140	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$383	$426			$1,678	$1,904
Average Vehicles	498,100	470,800			506,900	484,700
Depreciation of revenue earning vehicles and lease charges, net divided by Average Vehicles (in whole dollars)	$769	$905			$3,310	$3,928
Number of months in period	3	3			12	12
Net Depreciation Per Unit Per Month (in whole dollars)	$256	$302	(15)%		$276	$327	(16)%

(a)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$487	$487			$2,276	$2,169
Ancillary retail vehicle sales revenue	—	—			(1)	—
Foreign currency adjustment(a)	22	4			32	76
Total Rental Revenue	$509	$491			$2,307	$2,245
Transaction Days (in thousands)	11,342	10,935			50,417	50,301
Total RPD (in whole dollars)	$44.88	$44.90	—%		$45.76	$44.63	3%

Total Revenue Per Unit Per Month
Total Rental Revenue	$509	$491			$2,307	$2,245
Average Vehicles	170,600	163,100			180,400	178,100
Total revenue per unit (in whole dollars)	$2,984	$3,010			$12,788	$12,605
Number of months in period	3	3			12	12
Total RPU Per Month (in whole dollars)	$995	$1,003	(1)%		$1,066	$1,050	2%

Vehicle Utilization
Transaction Days (in thousands)	11,342	10,935			50,417	50,301
Average Vehicles	170,600	163,100			180,400	178,100
Number of days in period	92	92			365	365
Available Car Days (in thousands)	15,695	15,005			65,846	65,007
Vehicle Utilization(b)	72%	73%	(60)	bps	77%	77%	(80)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$106	$105			$448	$416
Foreign currency adjustment(a)	4	1			5	16
Adjusted depreciation of revenue earning vehicles and lease charges, net	$110	$106			$453	$432
Average Vehicles	170,600	163,100			180,400	178,100
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by Average Vehicles (in whole dollars)	$645	$650			$2,511	$2,426
Number of months in period	3	3			12	12
Net Depreciation Per Unit Per Month (in whole dollars)	$215	$217	(1)%		$209	$202	3%

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$2,062	$1,924			$8,756	$8,163
Ancillary retail vehicle sales revenue	(24)	(20)			(103)	(90)
Foreign currency adjustment(a)	22	4			32	76
Total Rental Revenue	$2,060	$1,908			$8,685	$8,149
Transaction Days (in thousands)	48,378	45,893			199,880	190,683
Total RPD (in whole dollars)	$42.58	$41.57	2%		$43.45	$42.74	2%

Total Revenue Per Unit Per Month
Total Rental Revenue	$2,060	$1,908			$8,685	$8,149
Average Vehicles	668,700	633,900			687,300	662,800
Total revenue per unit (in whole dollars)	$3,081	$3,010			$12,636	$12,295
Number of months in period	3	3			12	12
Total RPU Per Month (in whole dollars)	$1,027	$1,003	2%		$1,053	$1,025	3%

Vehicle Utilization
Transaction Days (in thousands)	48,378	45,893			199,880	190,683
Average Vehicles	668,700	633,900			687,300	662,800
Number of days in period	92	92			365	365
Available Car Days (in thousands)	61,520	58,319			250,865	241,922
Vehicle Utilization(b)	79%	79%	(10)	bps	80%	79%	90	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$489	$531			$2,126	$2,320
Foreign currency adjustment(a)	4	1			5	16
Adjusted depreciation of revenue earning vehicles and lease charges, net	$493	$532			$2,131	$2,336
Average Vehicles	668,700	633,900			687,300	662,800
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by Average Vehicles (in whole dollars)	$737	$839			$3,101	$3,524
Number of months in period	3	3			12	12
Net Depreciation Per Unit Per Month (in whole dollars)	$246	$280	(12)%		$258	$294	(12)%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures and key metrics are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

NON-GAAP MEASURES

Adjusted Pre-tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted Pre-tax Income (Loss) is calculated as income (loss) before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and premiums, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items. Adjusted Pre-tax Income (Loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider Adjusted Pre-tax Income (Loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) or income (loss) before income taxes. Adjusted Pre-tax Margin is Adjusted Pre-tax Income (Loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) is calculated as Adjusted Pre-tax Income (Loss) less a provision for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted Net Income (Loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Diluted EPS is calculated as Adjusted Net Income (Loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted Diluted EPS is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is calculated as net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted Free Cash Flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) or income (loss) before income taxes.

Fleet Growth

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issue costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available Car Days is calculated as Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, Average Vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Net Depreciation Per Unit Per Month

Net Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges, net per vehicle per month and is calculated as depreciation of revenue earning vehicles and lease charges, net, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates, divided by the Average Vehicles in each period and then dividing by the number of months in the period reported. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("Time and Mileage pricing" or "T&M Rate")

Time and Mileage ("T&M") pricing is calculated as Total Rental Revenue less ancillary revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, divided by the total number of Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenue

Total Rental Revenue is calculated as total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD is calculated as Total Rental Revenue divided by the total number of Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month is calculated as Total Rental Revenue divided by the Average Vehicles in each period and then dividing by the number of months in the period reported. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization is calculated by dividing Transaction Days by Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.